Exhibit (a)(1)(D)

VIRAGE LOGIC CORPORATION

OFFER TO EXCHANGE OPTIONS AND SSARs

WITHDRAWAL FORM

COMPLETE AND RETURN THIS FORM ONLY IF YOU HAVE CHANGED YOUR MIND

AND YOU DO NOT WANT TO EXCHANGE YOUR PREVIOUSLY TENDERED OPTIONS AND/OR SSARs

You previously received (1) the Offer to Exchange Certain Outstanding Options and Stock Settled Appreciation Rights for Restricted Stock Units (the “Offer to Exchange”) of Virage Logic Corporation, a Delaware corporation (“Virage Logic”), dated May 29, 2008; (2) the Memorandum from our President and CEO to employees, dated May 29, 2008; (3) this election form; (4) this Withdrawal Form; and (5) the form of restricted stock unit agreement. You signed and returned the election form, in which you elected to ACCEPT Virage Logic’s offer to exchange any or all of your outstanding Options to purchase shares of common stock (“Options”) and/or stock settled appreciation rights (“SSARs”). You should submit this Withdrawal Form only if you now wish to change that election and REJECT Virage Logic’s offer to exchange your Options and/or SSARs. PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS WITHDRAWAL FORM.

You may withdraw any or all of the Options and/or SSARs that you previously tendered for exchange at any time before 5:00 p.m., Pacific Time (U.S.), on June 27, 2008, unless Virage Logic extends the offer (the “Expiration Date”). If we extend this offer, you may withdraw your Options and/or SSARs at any time until the extended Expiration Date.

To validly withdraw any or all of the Options and/or SSARs that you previously tendered for exchange, you must deliver by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to us this properly completed and signed Withdrawal Form as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

Please note that if you withdraw your acceptance of the offer, you will not receive any restricted stock units pursuant to the offer in exchange for the withdrawn Options and/or SSARs. You will keep all of the Options and/or SSARs that you withdraw. These Options and/or SSARs will (1) remain outstanding until they expire by their terms, (2) retain their current exercise price or base price, as applicable, and (3) retain their current vesting schedule.

If you withdraw your Options and/or SSARs, you may again elect to participate at any time before the Expiration Date. All Options and/or SSARs that you withdraw will be deemed not validly tendered for purposes of this offer, unless you properly reelect to exchange those Options and/or SSARs before the Expiration Date. To reelect to exchange any of those Options and/or SSARs, you must submit a new election form to us before the Expiration Date by following the procedures described in the Offer to Exchange and election form. This new election form must be properly completed, signed and dated after your original election form and after your withdrawal form.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the Expiration Date.

Please check the appropriate box:

☐	I wish to withdraw my election to exchange all of my outstanding Options and/or SSARs and instead REJECT the offer to exchange such Options and/or SSARs. I do not wish to exchange any of my Options and/or SSARs.

☐	I wish to withdraw my election to exchange the option grants and/or SSAR grants listed below and instead REJECT the offer to exchange such Option grants and/or SSAR grants. I do not wish to exchange the Option grants and/or SSAR grants listed below:

Option Number	Grant Date	SSAR Number	Grant Date

Unless you deliver a new election form tendering these Options and/or SSARs before the Expiration Date, these existing Options and/or SSARs will not be exchanged and will (1) remain outstanding until they expire by their terms, (2) retain their current exercise price or base price, as applicable, and (3) retain their current vesting schedule.

Please sign this withdrawal form and print your name exactly as it appears on the election form.

Employee Signature ___________________________	Date and Time __________________

Employee Name (Please Print) ___________________	E-mail Address _________________

RETURN NO LATER THAN 5:00 P.M., PACIFIC TIME (U.S.), ON JUNE 27, 2008 TO US BY

INTEROFFICE OR U.S. MAIL, INTERNATIONALLY RECOGNIZED COURIER, E-MAIL OR HAND

DELIVERY AS FOLLOWS:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

OFFER TO EXCHANGE OPTIONS AND SSARs

INSTRUCTIONS TO THE WITHDRAWAL FORM

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Withdrawal Form.

A properly completed and executed original of this Withdrawal Form must be received by us before 5:00 p.m., Pacific Time (U.S.), on June 27, 2008 (referred to as the Expiration Date). If Virage Logic extends the offer, this withdrawal form must be us by the date and time of the extended Expiration Date.

In addition, although we intend to accept all validly tendered Options and/or SSARs from eligible employees that are not properly withdrawn promptly after the Expiration Date, if we have not accepted your Options and/or SSARs by 9:00 p.m., Pacific Time (U.S.), on July 23, 2008, you may withdraw your Options and/or SSARs at any time thereafter.

To validly withdraw any or all of the Options and/or SSARs that you previously tendered for exchange, you must deliver by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery to us this properly completed and signed Withdrawal Form as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: option.exchange@viragelogic.com

while you still have the right to withdraw the Options and/or SSARs.

The delivery of all required documents, including this Withdrawal Form, is at your risk. Delivery of documents will be deemed made only when actually received by Virage Logic. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of this Withdrawal Form by e-mail within two U.S. business days. If you have not received an e-mail confirmation, you must confirm that we have received this Withdrawal Form. Only documents that are complete, signed and actually received by us by the Expiration Date will be accepted.

Although by submitting a withdrawal form you have withdrawn your previously tendered Options and/or SSARs, you may change your mind and reelect to exchange all of the withdrawn Options and/or SSARs until the Expiration Date. You should note that you may not rescind any withdrawal, and any Options and/or SSARs withdrawn will be deemed not validly tendered for purposes of the offer, unless you properly reelect to exchange those Options and/or SSARs before the Expiration Date. Reelections to exchange Options and/or SSARs may be made at any time before the Expiration Date. If Virage Logic extends the offer beyond that time, you may reelect to exchange your Options and/or SSARs at any time until the extended Expiration Date.

If you withdraw your Options and/or SSARs, you may again elect to participate at any time before the Expiration Date. All Options and/or SSARs that you withdraw will be deemed not validly tendered for purposes of the offer, unless you properly reelect to exchange those Options and/or SSARs before the Expiration Date. To reelect to exchange any of those Options and/or SSARs, you must submit a new election form to us before the Expiration Date by following the procedures described in the Offer to Exchange and election form. This new election form must be properly completed, signed and dated after your original election form and after this Withdrawal Form. Upon the receipt of such a new, properly filled out, signed and dated election form, any previously submitted election form and withdrawal form will be disregarded and will be considered replaced in full by the new election form. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal form we receive before the Expiration Date.

Although it is our intent to send you an e-mail confirmation of receipt of this Withdrawal Form, by signing this Withdrawal Form, you waive any right to receive any notice of the withdrawal of the tender of your Options and/or SSARs.

2.	Signatures on this Withdrawal Form.

If this Withdrawal Form is signed by the holder of the Options and/or SSARs, the signature must correspond with the name as written on the face of the option agreement or agreements and/or SSAR agreement or agreements to which the Options and/or SSARs, respectively, are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement and/or SSAR agreement was signed, please submit proof of the legal name change.

If this Withdrawal Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Virage Logic of the authority of that person to act in that capacity must be submitted with this withdrawal form.

3.	Other Information on this Withdrawal Form.

In addition to signing this Withdrawal Form, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address.

4.	Requests for Assistance or Additional Copies.

You should direct questions about the offer and requests for additional copies of the Offer to Exchange and the other offer documents to us as follows:

Virage Logic Corporation

47100 Bayside Parkway

Fremont, California 94538

Attention: Christine Russell

Telephone: (510) 360-8025

Facsimile: (510) 360-8078

E-mail: christine.russell@viragelogic.com

Copies will be furnished promptly at Virage Logic’s expense.

5.	Irregularities.

We will determine, in our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any withdrawal form. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any withdrawal form that we determine are not in appropriate form or that we determine is unlawful to accept. We also reserve the right to waive any of the conditions of this offer or any defect or irregularity in any withdrawal form for any particular Option and/or SSAR holder, provided that if we grant any such waiver, it will be granted with respect to all Option and/or SSAR holders and tendered Options and/or SSARs. No withdrawal of Options and/or SSARs will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Option and/or SSAR holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in withdrawal forms, nor will anyone incur any liability for failure to give any notice. This is a one time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Important: This Withdrawal Form together with all other required documents must be received by us by interoffice or U.S. mail, internationally recognized courier, facsimile, e-mail or hand delivery before 5:00 p.m., Pacific Time (U.S.), on June 27, 2008 as set forth in Section 1 above.

6.	Additional Documents to Read.

You should be sure to read the Offer to Exchange, the other Offer Documents and all other documents referenced therein before making any decisions regarding participation in, or withdrawal from, the offer.

7.	Important Tax Information.

You should refer to Section 14 of the Offer to Exchange, which contains important material income tax information. We recommend that you consult with your own tax advisors to discuss the consequences to you of this transaction before deciding whether or not to participate in the offer.

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